                                   Exhibit 5

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             1500 NATIONSBANK PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-0800

February 5, 1997

Heftel Broadcasting Corporation
200 Concord Plaza, Suite 600
San Antonio, Texas 78216

Ladies and Gentlemen:

       We have acted as counsel to Heftel Broadcasting Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), relating to the offer and sale of up to 805,000 shares of the Class A Common Stock of the Company, par value $.001 per share (the "Common Stock") by the Company.

       We have also acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-14207) (as amended, the "Original Registration Statement"), relating to the offer and sale of up to 4,375,000 shares of the Common Stock.

       We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below.
In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

       Based upon such examination and representations, we advise you that, in our opinion:

       1. The shares of Common Stock which are to be sold and delivered by the Company and the selling stockholder of the Company (the "Selling Stockholder") as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1 to the Original Registration Statement, have been duly and validly authorized by the Company and, in the case of the shares of Common Stock to be sold by the Selling Stockholder, have been validly issued and are fully paid and non-assessable.

       2. The shares of Common Stock which are to be sold and delivered by the Company as contemplated in the Underwriting Agreement, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Original Registration Statement and incorporated by reference in the Registration Statement.


                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.